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                                                                    EXHIBIT 10.2

                                COLUMBIA FUNDS*

              Multiple Class Plan pursuant to Rule 18f-3 under the
                         Investment Company Act of 1940

The Securities and Exchange Commission has promulgated Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") to permit the creation and operation of a multi-class distribution structure without an exemptive order under Section 18 of the 1940 Act. Rule 18f-3 requires a written plan specifying the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion or exchange privileges. On July 31, 2002, the Board of Directors of each of the Columbia Funds approved this multi-class distribution plan under Rule 18f-3 (the "Plan") for each of the Columbia Funds on the terms and conditions set forth below. Whenever the term "disclosed" or "as disclosed" is used in this Plan, it means as approved by the Fund's Board of Directors and described in the Fund's prospectus and Statement of Additional Information ("SAI") then in effect for the specified class.

1. CLASS FEATURES. Each of the Columbia Funds (each a "Fund" and together the "Funds") may from time to time offer its shares of common stock in one or more of the following six classes:

        - Class A Shares,
        - Class B Shares,
        - Class D Shares,
        - Class G Shares,
        - Class T Shares and
        - Class Z Shares.

Shares of each class of a Fund shall represent an equal pro rata interest in the Fund and, generally, shall have identical voting, dividend, liquidation, and other relative rights, preferences, limitations, and terms and conditions, except that: (1) each class shall have a different designation, (2) each class of shares shall bear any expenses attributable to a class as set forth in this Plan, (3) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution and service plan adopted under Rule 12b-1 ("Distribution and Service Plan"), if any, and (4) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, each class shall have the particular features described below. The differences in the Plan among the classes of the Funds are subject to change by action of the Board of Directors of each Fund and to the extent permitted by the 1940 Act and each Fund's articles of incorporation and bylaws.




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* See Schedule A.
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2.       SALES CHARGE STRUCTURE. Described below are the sales charges applicable to each class of shares of the Funds. Initial sales charges applicable to a class may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as disclosed. Any contingent deferred sales charge ("CDSC") applicable to a class may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as disclosed.

         2.1 CLASS A SHARES. Except as described below, Class A shares shall be offered at the then-current net asset value ("NAV") plus an initial sales charge. The initial sales charge shall be in the amount as disclosed. The initial sales charge may not exceed 6.50%, calculated as a percentage of the sum of the net amount of the investment plus the initial sales charge. (For example, if an investor had $100,000 to invest and if the initial sales charge were 5.75%, the investor would pay a sales charge of $5,750 and purchase shares with an initial NAV of $94,250.) No initial sales charge shall be levied on any purchase, in a single transaction, of shares with an NAV equal to or greater than $1 million. Purchases of Class A shares with an NAV of at least $1 million and up to and including $25 million that are redeemed within 18 months of purchase are subject to a CDSC of 1.00% of the lesser of the purchase price or the NAV of the shares redeemed. Purchases of Class A shares with an NAV in excess of $25 million are not subject to a CDSC. Class A shares purchased with reinvested dividends and capital gain distributions are not subject to a CDSC.

         2.2 CLASS B SHARES. Class B shares shall be offered at the then-current NAV without an initial sales charge. Class B shares that are redeemed within the period of time after purchase, which shall not exceed 6 years, as disclosed are subject to a CDSC calculated as a percentage of either the purchase price or the NAV of the shares redeemed, whichever is less. The CDSC percentage may be different for each Fund, may not exceed 5.00% and declines over the period the shares are held, all as disclosed. Class B shares purchased with reinvested dividends and capital gain distributions are not subject to a CDSC.

         2.3 CLASS D SHARES. Class D shares are offered at the then-current NAV plus an initial sales charge. The initial sales charge shall be in the amount as disclosed. The initial sales charge may not exceed 1.00%, calculated as a percentage of the sum of the net amount of the investment plus the initial sales charge. Class D shares that are redeemed within one year of purchase are subject to a CDSC of 1.00% of the lesser of the purchase price or the NAV of the shares redeemed. Class D shares purchased with reinvested dividends and capital gain distributions are not subject to a CDSC.

         2.4 CLASS G SHARES. Class G shares shall be offered at then then-current NAV without an initial sales charge and shall be offered only to former Galaxy Fund shareholders who received Class G shares in a merger transaction. Class G shares that are redeemed within the period of time after purchase, which shall not exceed 7 years, as disclosed are subject to a CDSC calculated as a percentage of either the purchase price or the NAV of the shares redeemed, whichever is less. The percentage may be different for each Fund and may not exceed 5.00% and declines over the period in which the shares are held, all as disclosed. Class G shares purchased with reinvested dividends and capital gain distributions are not subject to a CDSC.

         2.5 CLASS T SHARES. Class T shares shall be offered at the then-current NAV plus an initial sales charge as disclosed and shall be offered only to former Galaxy Fund shareholders



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who received Class T shares in a merger transaction. The initial sales charge may not exceed 5.75% for equity funds and 4.75% for bond funds, calculated as a percentage of the sum of the net amount of the investment plus the initial sales charge. Class T shares purchased in an amount as disclosed that qualifies an investor to purchase the Class T shares without payment of an initial sales charge will be subject to a CDSC of 1.00% of the lesser of the purchase price or NAV of the shares redeemed if such Class T Shares are redeemed within one year of purchase.

         2.7 CLASS Z SHARES. Class Z shares shall be offered at the then-current NAV without an initial sales charge or CDSC to eligible shareholders as disclosed.

3. SERVICE AND DISTRIBUTION PLANS. Each Fund has adopted a Distribution and Service Plan for each class of shares except Class Z in accordance with Rule 12b-1 as set forth below:

         3.1 CLASS A SHARES. Class A shares may be charged distribution and service fees to be paid to a distributor under Rule 12b-1 pursuant to the terms of a Distribution and Service Plan as disclosed. Distribution and service fees may not exceed the annual rate of 0.10% and 0.25%, respectively, of the average daily net assets attributable to the class.

         3.2 CLASS B SHARES. Class B shares may be charged distribution and service fees to be paid to a distributor under Rule 12b-1 pursuant to the terms of a Distribution and Service Plan as disclosed. Distribution and service fees may not exceed the annual rate of 0.75% and 0.25%, respectively, of the average daily net assets attributable to the class.

         3.3 CLASS D SHARES. Class D shares may be charged distribution and service fees to be paid to a distributor under Rule 12b-1 pursuant to the terms of a Distribution and Service Plan as disclosed. Distribution and service fees may not exceed the annual rate of 0.75% and 0.25%, respectively, of the average daily net assets attributable to the class.

         3.4 CLASS G SHARES. Class G shares may be charged distribution and service fees to be paid to a distributor under Rule 12b-1 pursuant to the terms of a Distribution and Service Plan as disclosed (a) for distribution expenses, which shall not exceed the annual rate of 0.65% of the average daily net assets of the Fund's Class G shares, (b) for shareholder liaison services, which shall not exceed the annual rate of 0.25% of the average daily net assets of the Fund's Class G shares that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") that provide shareholder liaison services with respect to those customers' Class G Shares, and (c) for administrative support services, which shall not exceed the annual rate of 0.25% of the average daily net assets of the Fund's Class G shares that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Class G shares.

         Shareholder liaison services provided under the Distribution and Services Plan means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), such as responding to customers inquiries and providing information on their investments.

         Administrative support services provided under the Distribution and Services Plan for Class G shares may include, but are not limited to, (a) transfer agent and subtransfer agent

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services for beneficial owners of Class G shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G shares; (d) processing dividend payments; (e) providing sub-accounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, divided and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

         Each Fund shall initially limit the total fees payable by Class G shares for shareholder liaison services and administrative support services pursuant to the Distribution and Service Plan adopted for that class to an amount not to exceed the annual rate of 0.30% for equity funds and 0.15% for bond funds of the average daily net asset value of Class G shares owned of record or beneficially by customers of Service Organizations.

         3.5 CLASS T SHARES. Class T Shares may be charged fees to be paid to Service Organizations pursuant to the terms of a shareholder services plan and related shareholder servicing agreement as disclosed ("Shareholder Services Plan") for services at an annual rate not to exceed 0.25% of the average daily net assets of Class T Shares beneficially owned by customers of Service Organizations. Services provided by Service Organizations for this fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the distributor; (b) processing dividend payments; (c) providing sub-accounting with respect to Class T shares or the information necessary for sub-accounting; and (d) providing periodic mailings to customers.

         Class T shares may be charged an additional fee, as disclosed, for services to be paid to Service Organizations pursuant to the same Shareholder Services Plan adopted for that class at an annual rate not to exceed 0.25% of the average daily net asset value of Class T Shares beneficially owned by customers of Service Organizations. Services provided by Service Organizations for this additional fee may include: (a) providing customers with information as to their positions in Class T shares; (b) responding to customer inquiries; and
(c) providing a service to invest the assets of customers in Class T shares.

         Each Fund shall initially limit the total fees payable by Class T shares pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed an annual rate of 0.30% for equity funds and 0.15% for bond funds of the average daily net asset value of Class T shares beneficially owned by customers of Service Organizations.

         3.7 CLASS Z SHARES. A 12b-1 Plan has not been adopted for Class Z shares and they are not subject to any distribution and service fees.

4. ALLOCATION OF OTHER EXPENSES. Except as set forth below, the costs and expenses of the transfer agent shall be allocated among the classes of a Fund based on the relative net asset value of each class.

         4.1 CLASS A SHARES. Class A shares pay all transfer agency per-account fees allocable to Class A shares.


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         4.2      CLASS B SHARES. Class B shares pay all transfer agency
per-account fees allocable to Class B shares.

         4.3 CLASS D SHARES. Class D shares pay all transfer agency per-account fees allocable to Class D shares.

         4.4 CLASS G SHARES. Class G shares pay all transfer agency per-account fees allocable to Class G shares.

         4.5 CLASS T SHARES. Class T shares pay all transfer agency per-account fees allocable to Class T shares.

         4.6 CLASS Z SHARES. Class Z shares pay all transfer agency per-account fees allocable to Class Z shares. Payments by a Fund to (i) third party administrators for sub-accounting and record-keeping services provided to Class Z shareholders and (ii) sponsors of fund supermarkets in which Class Z shares participate, and which costs are not required to be made pursuant to a plan under Rule 12b-1, shall be borne by the Class Z shares.

5. EXCHANGE PRIVILEGES. For purposes of this section, one "exchange" means an exchange by a shareholder of shares of an Exchange Fund into shares of an Exchange Fund together with either a prior or later exchange out of the Exchange Fund. An "Exchange Fund" shall mean any Fund and any fund distributed by Liberty Funds Distributor, Inc. or its successor. All exchanges described in this
Section VI may be made at the shareholder's option.

         5.1 CLASS A SHARES. Class A shares may be exchanged, without the payment of a sales charge, for Class A shares at NAV of any other Exchange Fund offering Class A shares, except as disclosed and except further that, if Class A shares of any non-money market Exchange Fund are exchanged within five months after purchase for shares of another Exchange Fund with a higher sales charge, the difference in sales charges must be paid on the exchange. No CDSC shall be charged on any exchange of Class A shares. If the Class A shares received in the exchange are later redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Exchange Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged.

         5.2 CLASS B SHARES. Class B shares may be exchanged, without the payment of the otherwise applicable CDSC, for Class B shares at NAV of any other Exchange Fund offering Class B shares, except as disclosed. The holding period for determining the CDSC and the conversion to Class A shares for the Class B shares received in the exchange (which conversion features are described in more detail in Section VI below) will include the holding period of the shares exchanged. If the Class B shares received in the exchange are later redeemed, the amount of any CDSC will be determined by the schedule of the Exchange Fund in which the original investment was made.

         5.3 CLASS D SHARES. Class D shares may be exchanged, without the payment of the otherwise applicable CDSC, for (i) Class D shares at NAV of any other Exchange Fund offering Class D shares or (ii) Class C shares at NAV of any other Exchange Fund not offering Class D shares and offering Class C shares, except, in either case, as disclosed. If the Class D or Class C shares received in the exchange are later redeemed, the amount of any CDSC will be determined



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by the schedule of the Exchange Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged. Only one exchange of any Exchange Fund Class D shares may be made in any three-month period.

         5.4 CLASS G SHARES. Class G shares may be exchanged, without the payment of the otherwise applicable CDSC, for Class G or Class B shares at NAV of any other Exchange Fund offering Class G or Class B shares, except as disclosed. In addition, once Class G shares are exchanged into Class B shares, they cannot be exchanged back into Class G shares. The holding period for determining the CDSC and the conversion to Class T (or Class A) shares (which conversion features are described in more detail in Section VI below) for the Class G or Class B shares received in the exchange will include the holding period of the shares exchanged. If the Class G or Class B shares received in the exchange are later redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Exchange Fund in which the original investment was made.

         5.5 CLASS T SHARES. Class T shares may be exchanged, without payment of the otherwise applicable CDSC, for Class T or Class A shares at NAV of any other Exchange Fund offering Class T or Class A shares, except as disclosed and except further that, if Class T shares of any non-money market Exchange Fund are exchanged within five months after purchase for shares of another Exchange Fund with a higher sales charge, the difference in sales charges must be paid on the exchange. In addition, once Class T shares are exchanged into Class A shares, they cannot be exchanged back into Class T shares. If the Class T or Class A shares received in the exchange are later redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Exchange Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged.

         5.6 CLASS Z SHARES. Class Z shares may be exchanged for Class Z shares at NAV of any Exchange Fund offering Class Z shares. Class Z shares may also be exchanged without payment of an initial sales charge for Class A shares at NAV of any Exchange Fund not offering Class Z shares and offering Class A shares, except as disclosed.

6.       CONVERSION FEATURES.

         6.1      CLASS A SHARES.  Class A shares are not convertible.

         6.2 CLASS B SHARES. Class B shares automatically convert into Class A shares of the same Fund at the time disclosed, which shall not exceed eight years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares proportionally and automatically into the number of Class B shares otherwise converted.

         6.3      CLASS D SHARES. Class D shares are not convertible.


         6.4 CLASS G SHARES. Class G shares of a Fund (except for Class G shares of the Columbia Growth Fund) automatically convert into Class T shares of the same Fund at the time disclosed, which shall not exceed eight years after purchase, except that Class G shares purchased through the reinvestment of dividends and capital gain distributions on





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Class G shares convert to Class T shares proportionally and automatically to the number of Class G shares otherwise converted. Class G shares of the Columbia Growth Fund automatically convert into Class A shares of that Fund at the time disclosed, which shall not exceed eight years after purchase, except that Class
G shares of the Columbia Growth Fund purchased through the reinvestment of dividends and capital gain distributions on Class G shares convert to Class A shares proportionally and automatically to the number of Class G shares otherwise converted.


         6.5      CLASS T SHARES. Class T shares are not convertible.

         6.5      CLASS Z SHARES. Class Z shares are not convertible.

7. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any investment adviser to a Fund, by a Fund's underwriter or any other provider of services to the Fund without the prior approval of the Fund's Boards of Directors.

8. EFFECTIVENESS OF PLAN. This Plan shall not take effect as to a Fund until it has been approved by votes of majority of both (i) the directors of the Fund and (ii) the directors of the Funds who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

Dated: July 31, 2002




















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                                   SCHEDULE A

Columbia Common Stock Fund, Inc.
Columbia Growth Fund, Inc.
Columbia International Stock Fund, Inc.
Columbia Special Fund, Inc.
Columbia Small Cap Fund, Inc.
Columbia Real Estate Equity Fund, Inc.
Columbia Technology Fund, Inc.
Columbia Strategic Value Fund, Inc.
Columbia Balanced Fund, Inc.
         (each of the preceding nine funds, an "equity fund")

Columbia Short Term Bond Fund, Inc.
Columbia Fixed Income Securities Fund, Inc.
Columbia Oregon Municipal Bond Fund, Inc.
Columbia High Yield Fund, Inc.
Columbia National Municipal Bond Fund, Inc.
         (each of the preceding five funds, a "bond fund")